Exhibit 20.1
Page 1 of 3
                    Navistar Financial 1995 - A Owner Trust
                        For the Month of October 1998
                    Distribution Date of November 20, 1998
                           Servicer Certificate #42

Original Pool Amount                                      $424,879,281.80

Beginning Pool Balance                                     $44,316,400.83
Beginning Pool Factor                                           0.1043035

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)     $4,543,706.22
     Interest Collected                                       $404,322.15

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                         $90,319.88
Total Additional Deposits                                      $90,319.88

Repos / Chargeoffs                                             $64,317.23
Aggregate Number of Notes Charged Off                                  30

Total Available Funds                                       $5,038,348.25

Ending Pool Balance                                        $39,708,377.38
Ending Pool Factor                                              0.0934580

Servicing Fee                                                  $36,930.33

Repayment of Servicer Advances                                      $0.00

Reserve Account:
     Beginning Balance  (see Memo Item)                     $9,110,403.30
     Target Percentage                                               6.00%
     Target Balance                                         $2,382,502.64
     Minimum Balance                                        $8,922,464.92
     (Release) / Deposit                                     ($187,938.38)
     Ending Balance                                         $8,922,464.92

Current Weighted Average APR:                                      10.379%
Current Weighted Average Remaining Term (months):                   14.71

Delinquencies                                             Dollars        Notes
     Installments:              1 - 30 days             $573,170.90       350
                                31 - 60 days            $118,696.95        92
                                60+  days                $60,480.59        34

     Total:                                             $752,348.44       361

     Balances:                  60+  days               $616,116.56        34

Memo Item - Reserve Account
     Prior Month                                      $8,922,464.92
+    Invest. Income                                      $38,005.36
+    Excess Serv.                                       $149,933.02
+    Transfer (to) / from Collections Account                 $0.00
     Beginning Balance                                $9,110,403.30

Exhibit 20.1
Page 2 of 3
Navistar Financial 1995 - A Owner Trust
For the Month of October 1998

                                                                                     NOTES
                                                                (Money Market)
                                                      TOTAL        CLASS A - 1        CLASS A - 2      CERTIFICATES
                                              $424,879,281.80     $80,000,000.00    $330,000,000.00    $14,879,281.80
Original Pool Amount
Distributions:
     Distribution Percentages                                               0.00%             96.50%             3.50%
     Coupon                                                                5.900%             6.550%            6.850%

Beginning Pool Balance                          $44,316,400.83
Ending Pool Balance                             $39,708,377.38

Collected Principal                              $4,543,706.22
Collected Interest                                 $404,322.15
Charge - Offs                                       $64,317.23
Liquidation Proceeds / Recoveries                   $90,319.88
Servicing                                           $36,930.33
Cash Transfer from Reserve Account                       $0.00
Total Collections Avail for Debt Service         $5,001,417.92

Beginning Balance                               $44,316,400.83              $0.00     $38,045,351.79     $6,271,049.04

Interest Due                                       $243,461.45              $0.00        $207,664.21        $35,797.24
Interest Paid                                      $243,461.45              $0.00        $207,664.21        $35,797.24
Principal Due                                    $4,608,023.45              $0.00      $4,446,742.63       $161,280.82
Principal Paid                                   $4,608,023.45              $0.00      $4,446,742.63       $161,280.82

Ending Balance                                  $39,708,377.38              $0.00     $33,598,609.16     $6,109,768.22
Note / Certificate Pool Factor                                             0.0000             0.1018            0.4106
   (Ending Balance / Original Pool Amount)
Total Distributions                              $4,851,484.90              $0.00      $4,654,406.84       $197,078.06

Interest Shortfall                                       $0.00              $0.00              $0.00             $0.00
Principal Shortfall                                      $0.00              $0.00              $0.00             $0.00
     Total Shortfall                                     $0.00              $0.00              $0.00             $0.00
      (required from Reserve)
Excess Servicing                                   $149,933.02
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance                   $9,110,403.30
(Release) / Draw                                  ($187,938.38)
Ending Reserve Acct Balance                      $8,922,464.92

Exhibit 20.1
Page 3 of 3
Navistar Financial 1995 - A Owner Trust
For the Month  of  October, 1998


Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                            5                   4                 3                    2                  1
                                         Jun-98              Jul-98            Aug-98               Sep-98              Oct-98
Beginning Pool Balance                $61,339,561.62     $56,826,065.47     $52,334,256.96      $48,298,120.37      $44,316,400.83

A)   Loss Trigger:
Principal of Contracts Charged Off        $59,236.11         $49,392.39         $17,175.65          $64,426.55          $64,317.23
Recoveries                               $171,389.27         $75,478.05        $113,251.22         $114,848.58          $90,319.88

Total Charged Off (Months 5, 4, 3)       $125,804.15
Total Recoveries (Months 3, 2, 1)        $318,419.68
Net Loss / (Recoveries) for 3 Mos       ($192,615.53)(a)

Total Balance (Months 5, 4, 3)       $170,499,884.05 (b)

Loss Ratio Annualized  [(a/b) * (12)]        -1.3557%

Trigger:  Is Ratio > 1.5%                         No
                                                                               Aug-98               Sep-98              Oct-98

B)   Delinquency Trigger:                                                      $670,656.84         $474,686.84         $616,116.56
     Balance delinquency 60+ days                                                 1.28149%            0.98283%            1.39027%
     As % of Beginning Pool Balance                                               0.93380%            0.95386%            1.21819%
     Three Month Average

Trigger:  Is Average > 2.0%                       No

C)   Noteholders Percent Trigger:             2.1000%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                       No

Navistar Financial Corporation


by:  /s/ R. W. Cain
         R. W. Cain
         Vice President and Treasurer